Exhibit 10.45

Mr. ALEX SHVARTSBURG

January 2019

Dear Alex,

I am pleased to confirm that effective January 1st, 2019, your compensation package will be increased as follows:

Annual Gross Base Salary: GP 235.000,00
Annual target bonus: 40%

I would like to take this opportunity to thank you for your hard work and contribution to our business in 2018 and look forward to carrying on working together in 2019. Your continuous commitment to LivaNova is truly valued.

Kind Regards,

/s/ Thad Huston
Chief Financial Officer